CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statements of Scios Inc. on Forms S-8 (File No. 2-90477, File No. 2-97606, File No. 33-39878 and File No. 33-51590) and Form S-3 (File No. 33-18958) of our report dated January 29, 1997 on our audits of the consolidated financial statements of Scios Inc. and subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 which report is included in this Annual Report of Form 10-K.



Coopers & Lybrand L.L.P.
San Jose, California
March 28, 1997














                                  EXHIBIT 23.1